EXHIBIT 107

Calculation of Filing Fee Table

FORM F-4

(Form Type)

GSK Consumer Healthcare Capital US LLC

(Exact Name of Registrant as Specified in its Charter)

GSK Consumer Healthcare Capital UK plc

(Exact Name of Registrant as Specified in its Charter)

Haleon plc

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)

Newly Registered Securities Debt Securities of GSK Consumer Healthcare Capital US LLC

Fees to Be Paid	Debt	3.024% Callable Fixed Rate Senior Notes due 2024	457(o)	$700,000,000	97.05%	$679,353,500.00	$92.70 per $1 million	$62,976.07

	Debt	Callable Floating Rate Senior Notes due 2024	457(o)	$300,000,000	99.86%	$299,583,000.00	$92.70 per $1 million	$27,771.34

	Debt	3.375% Fixed Rate Senior Notes due 2027	457(o)	$2,000,000,000	92.03%	$1,840,560,000.00	$92.70 per $1 million	$170,619.91

	Debt	3.375% Fixed Rate Senior Notes due 2029	457(o)	$1,000,000,000	88.17%	$881,655,000.00	$92.70 per $1 million	$81,729.42

	Debt	3.625% Fixed Rate Senior Notes due 2032	457(o)	$2,000,000,000	85.72%	$1,714,330,000.00	$92.70 per $1 million	$158,918.39

	Debt	4.000% Fixed Rate Senior Notes due 2052	457(o)	$1,000,000,000	76.85%	$768,495,000.00	$92.70 per $1 million	$71,239.49

Debt Securities of GSK Consumer Healthcare Capital UK plc

	Debt	3.125% Fixed Rate Senior Notes due 2025	457(o)	$1,750,000,000	95.09%	$1,663,987,500.00	$92.70 per $1 million	$154,251.64

Guarantee of Haleon plc with respect to Debt Securities of GSK Consumer Healthcare Capital US LLC and GSK Consumer Healthcare Capital UK plc

	Other	Guarantee	Rule 457(n)(3)	—	—	—	—	—

	Total Offering Amounts					$7,847,964,000.00		$727,506.26

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Registration Fee Due							$727,506.26

(1)	Represents the proposed maximum offering price of all notes to be offered in the exchange offer to which this Registration Statement relates.
(2)

Calculated in accordance with Rule 457(f) under the Securities Act of 1933, as amended (the “Securities Act”) (based on the market value of the consideration to be received by the Issuers in exchange for the New Notes offered hereby).

(3)	No separate fee is payable with respect to the guarantees pursuant to Rule 457(n) under the Securities Act.